EXHIBIT 23.3

Consent Of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-176944) and Form S-8 (No. 333-198799) of CorEnergy Infrastructure Trust, Inc. of our report dated March 17, 2014 with respect to the financial statements of MoGas Pipeline LLC, which appears in Amendment No. 2 on Form 8-K/A to the Current Report dated November 24, 2014, of CorEnergy Infrastructure Trust, Inc. as filed with the Securities and Exchange Commission.

Saint Louis, Missouri
December 17, 2014